Exhibit (j) under Form N-1A
                                                               Exhibit
(23) under Item 601/Reg. S-K

           Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 15, 2001, in the Post-Effective Amendment Number 56 to the Registration Statement (Form N-1A No. 2-57181) of the Federated Municipal Securities Fund, Inc. dated May 31, 2001.



                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
May 24, 2001